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                                                                 EXHIBIT 5

                                  LAW OFFICES
                                 MCAFEE & TAFT
                           A PROFESSIONAL CORPORATION
                       TENTH FLOOR, TWO LEADERSHIP SQUARE
                               211 NORTH ROBINSON
                       OKLAHOMA CITY, OKLAHOMA 73102-7101
                                 (405) 235-9621
                               FAX (405) 235-0439


                                 April 10, 1997




Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

                        Re:  Registration Statement on Form
                             S-4

Ladies and Gentlemen:

                 Reference is made to the above-captioned registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission by Chesapeake Energy Corporation (the "Company") and its subsidiaries Chesapeake Operating, Inc., Chesapeake Gas Development Corporation and Chesapeake Exploration Limited Partnership (the "Subsidiary Guarantors") with respect to (a) $150 million principal amount of 7 7/8% Series B Senior Notes due 2004 ("New Notes due 2004") of the Company to be offered in exchange for $150 million principal amount of its outstanding 7 7/8% Series A Senior Notes due 2004 ("Old Notes due 2004") and (b) $150 million principal amount of 8 1/2% Series B Senior Notes due 2012 ("New Notes due 2012") of the Company to be offered in exchange for $150 million principal amount of its outstanding 8 1/2% Series A Senior Notes due 2012 ("Old Notes due 2012"). The Old Notes due 2004 were, and the New Notes due 2004 will be, issued pursuant to the Indenture dated as of March 15, 1997 among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and United States Trust Company of New York ("U.S. Trust"), as trustee (the "Notes due 2004 Indenture"), which will be filed as
Exhibit 4.1 to the Registration Statement. The Old Notes due 2012 were, and the New Notes due 2012 will be, issued pursuant to the Indenture dated as of March 15, 1997 among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and U.S. Trust, as trustee (the "Notes due 2012 Indenture"), which will be filed as Exhibit 4.3 to the Registration Statement. The New Notes due 2004 and the New Notes due 2012 are referred to, collectively, as the "New Notes," and the Notes due 2004 Indenture and the Notes due 2012 Indenture are referred to, together, as the "Indentures."

                 We have examined the Indentures, the forms of certificate which will evidence the New Notes (the "Certificates"), and certain corporate records of the Company, and we have made such other
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investigations as we have deemed appropriate in order to express the opinion set forth herein.

                 Based upon the foregoing, we are of the opinion that:

                 1. The Company is a corporation duly organized and validly existing under the laws of the State of Oklahoma; and

                 2. The Indentures, the New Notes, and the guarantees of the New Notes by the Subsidiary Guarantors (the "Guarantees") have been duly and validly authorized, and the New Notes and Guarantees, when issued in accordance with the terms of the respective Indentures, will constitute binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with the terms of the Indentures and the Certificates, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to creditors' rights and remedies generally and (b) general principles of equity (whether enforcement is sought in a proceeding at law or in equity).

                 While each of the Indentures provides that it will be governed by the substantive laws of the State of New York, we have assumed, for purposes of our opinion, that the Indentures will be governed by the laws of the State of Oklahoma.

                 We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.



                                        Very truly yours,

                                        McAFEE & TAFT A PROFESSIONAL
                                        CORPORATION